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                                                                    EXHIBIT 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-05651, 333-42262, 333-69755, 333-52958,
333-88301, 333-101837, 333-112535 and 333-118130), Registration Statement on
Form S-3 (No. 333-113406), and Registration Statement on Form S-4 (No. 333-116472) of Verilink Corporation of our report dated October 1, 2004, relating to the consolidated financial statements and financial statement schedule, which appears in this Form 10-K. We also consent to the reference to us under the heading "Selected Consolidated Financial Data" in this Form 10-K.


/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Birmingham, Alabama
October 1, 2004